UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                     [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          NEUBERGER BERMAN EQUITY FUNDS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee
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[ ]  Check box if any part of the  fee  is  offset  as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SHAREHOLDERS: GET YOUR PROXY INFORMATION!

OVERVIEW

On or about June 18, 2008, Neuberger Berman mailed a combined Neuberger Berman Fasciano Fund ("Fasciano Fund") Proxy Statement and Neuberger Berman Genesis Fund ("Genesis Fund") Prospectus ("Proxy Statement/Prospectus") to the shareholders of Fasciano Fund. If you are a Fasciano Fund shareholder, you have been asked to review the Proxy Statement/Prospectus, and cast your vote regarding a Plan of Reorganization and Dissolution (the "Reorganization Plan") that would reorganize Fasciano Fund into Genesis Fund. The proposal will be considered at a special meeting of shareholders of Fasciano Fund on August 1, 2008, at 605 Third Avenue, 41st Floor, New York, New York 10158-3698, at 11:00 a.m. Eastern time.

If the shareholders of Fasciano Fund approve the Reorganization Plan, this is how the reorganization will work:

     o    Fasciano Fund will transfer its assets to Genesis Fund.

     o In return, Genesis Fund will issue new shares to Fasciano Fund, which then will be distributed to you in an amount equal in total net asset value to the total net asset value of your Fasciano Fund shares as of the closing date of the reorganization. Whichever class of Fasciano Fund you now hold - Advisor Class or Investor Class - you will receive the same class of Genesis Fund. Genesis Fund will also assume all liabilities of Fasciano Fund at the time of the reorganization.

     o    Fasciano Fund will dissolve thereafter.

     o You will not incur any sales loads or similar transaction costs as a result of the reorganization.

AFTER CAREFUL CONSIDERATION, THE BOARD OF TRUSTEES OF THE TRUST (THE "BOARD") UNANIMOUSLY RECOMMENDS THAT YOU SUPPORT THE REORGANIZATION AND VOTE "FOR" THE REORGANIZATION PLAN.

YOUR VOTE IS VERY IMPORTANT TO US REGARDLESS OF THE NUMBER OF SHARES YOU OWN. To help save you time, we have created the opportunity for you to cast your proxy vote online. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Computershare Fund Services, reminding you to vote your shares. It is important that your vote be received no later than the date and time of the shareholder meeting.

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While we encourage  you to read the full text of the Proxy  Statement/Prospectus that was previously mailed to you, we have prepared a set of frequently asked questions which provides a brief overview of the proxy voting process and the proposal to be voted upon. Please refer to the more complete information about the proposal contained in the Proxy Statement/Prospectus.


Frequently Asked Questions

Q:  WHY WAS THE PROXY INFORMATION SENT TO ME?

A: You received proxy materials because you owned shares in the Fasciano Fund as of June 2, 2008 and have the right to vote on this very important proposal concerning your investment.

Q:  WHY AM I BEING ASKED TO VOTE?

A: Mutual fund companies are required to obtain shareholders' votes for certain types of changes affecting their funds. As a shareholder of the Fasciano Fund, you have a right to vote on the changes, like those included in the Proxy Statement/Proposal previously mailed to you. If you owned shares of Fasciano Fund at the close of business on June 2, 2008, you are entitled to vote those shares, even if you are no longer a shareholder of Fasciano Fund.

Q:  WHY IS A SHAREHOLDER MEETING BEING HELD?

A: The shareholder meeting is being held to ask you to approve the Reorganization Plan. The Reorganization Plan provides for (1) Fasciano Fund to transfer its assets to Genesis Fund in exchange for Advisor Class and Investor Class shares of Genesis Fund and the assumption by Genesis Fund of Fasciano Fund's liabilities, (2) distribution of those Genesis Fund shares to the shareholders of Fasciano Fund in exchange for their Fasciano Fund shares, and
(3) the dissolution of Fasciano Fund thereafter (the "Reorganization").

Q:  WHY IS THE REORGANIZATION BEING RECOMMENDED?

A: In March 2008, the Board, including all of the trustees who are not "interested persons" of Fasciano Fund and Genesis Fund (the "Funds") under the Investment Company Act of 1940, as amended, unanimously approved the Reorganization and the Reorganization Plan with respect to each Fund. The Board has determined that combining the Funds, which have substantially similar investment objectives and similar investment mandates, in that both Funds invest in common stocks of small-capitalization companies, would better serve the Funds' shareholders. Some of the potential benefits of the Reorganization are that the combined fund will have potentially greater investment opportunities and market presence than Fasciano Fund; the Reorganization will eliminate duplicative expenses and can reduce associated operational costs of the Funds; the combined fund's viability is expected to be better than Fasciano Fund's due to a larger asset base and Genesis Fund has better comparative total return than

Fasciano Fund over most measurement periods and, in Neuberger Berman Management Inc.'s view, better performance opportunities going forward.

The Proxy Statement/Prospectus contains further explanation of the reasons that the Board recommends the Reorganization.


Q:  HOW WILL THIS AFFECT ME AS A FASCIANO FUND SHAREHOLDER?


A: You will become a shareholder of Genesis Fund. If you are a shareholder of Advisor Class shares of Fasciano Fund, you will receive Advisor Class shares of Genesis Fund. If you are a shareholder of Investor Class shares of Fasciano Fund, you will receive Investor Class shares of Genesis Fund. There will be no sales charges or redemption fees applied in connection with the Reorganization. THE GENESIS FUND SHARES THAT YOU RECEIVE WILL HAVE A TOTAL NET ASSET VALUE EQUAL ON THE CLOSING DATE OF THE REORGANIZATION TO THE TOTAL NET ASSET VALUE OF THE FASCIANO FUND SHARES YOU HELD AS OF THE CLOSING DATE.


Q:  ARE THE FUNDS' INVESTMENT OBJECTIVES AND POLICIES SIMILAR?


A: Yes. The Funds have substantially similar investment objectives and similar investment mandates in that both Funds invest in common stocks of small-capitalization companies. As a result, the Funds present the same general risks. However, although each Fund's investment objective is to seek growth of capital, Fasciano Fund specifically seeks long-term growth of capital and also may consider a company's potential for current income prior to selecting a security for the Fund. In addition, Genesis Fund uses a value approach to select stocks while Fasciano Fund uses a blend of growth and value strategies to select stocks.


Q:  HOW WILL THE REORGANIZATION AFFECT FUND FEES AND EXPENSES?


A: It is estimated that the percentage of total operating expenses that Fasciano Fund Advisor Class and Investor Class shareholders pay would decrease after the Reorganization. This is because (1) Genesis Fund's management fee has breakpoints that are set at lower asset levels than Fasciano Fund's management fee and (2) if the Reorganization Plan is approved, the larger asset base of the combined fund is expected to result in a reduction of certain fund expenses for Fasciano Fund shareholders due to economies of scale.

Please note that although overall expenses are expected to decrease, the administration fee for Genesis Fund's Investor Class is higher than that of Fasciano Fund's Investor Class. The administration fees for the Advisor Class of Genesis Fund and Fasciano Fund are the same.

Q:  WILL THE REORGANIZATION RESULT IN ANY FEDERAL INCOME TAXES?


A: We expect that neither Fasciano Fund nor its shareholders will recognize any gain or loss for federal income tax purposes as a direct result of the Reorganization.


Q:  HOW DOES THE BOARD RECOMMEND THAT I VOTE?


A: The Board unanimously recommends that you vote "FOR" the Reorganization Plan. In making this determination, the Board considered, among other factors, the following: (1) the small asset base of Fasciano Fund and its failure to attract new assets; (2) that the effect of the Reorganization will be to place Fasciano Fund shareholders' assets in another Neuberger Berman fund having the most nearly similar investment strategy with a minimum of administrative burden to shareholders; (3) the compatibility of the different investment objectives and strategies of the Funds, as a result of which the portfolio resulting from the Reorganization is not expected to require any significant restructuring; and (4) the fact that Fasciano Fund is now being managed by the same individuals who manage Genesis Fund.


Q:  WHO IS PAYING THE COSTS OF THE REORGANIZATION?


A: Neuberger Berman Management Inc. has agreed to pay the costs associated with the Reorganization of Fasciano Fund into Genesis Fund. Fasciano Fund will not bear any of these costs.


Q:  WHAT HAPPENS IF THE REORGANIZATION PLAN IS NOT APPROVED?


A: If shareholders do not approve the Reorganization Plan, each Fund will continue as a separate mutual fund, and the Board will separately consider alternatives it determines to be in the best interests of Fasciano Fund shareholders, including liquidation of Fasciano Fund, maintaining the status quo or re-proposing the Reorganization Plan.


Q:  WHEN WILL THE PROXY MATERIALS BE AVAILABLE?

A: The Proxy Statement/Prospectus was mailed on or about June 18, 2008, to all Fasciano Fund shareholders.

Q:  HOW MANY VOTES DO I HAVE?

A: Your vote is equal to the number of shares you held in Fasciano Fund on June 2, 2008, the record date.


Q:  WHAT HAPPENS IF I DON'T RETURN THE PROXY?


A: Your ownership interests may not be represented at the meeting. So please, vote your proxy either by mail, by telephone, or by internet.


Q:  HOW CAN I VOTE?


A:  There are a number of ways to vote your shares:

       BY MAIL: You may vote by dating, signing and returning the proxy card(s), mailed to you with the Proxy Statement/Prospectus, in the postage paid envelope. Please note that if you sign and date the proxy card(s) but give no voting instructions, your shares will be voted "FOR" the Reorganization Plan.

       BY PHONE: You may vote by telephone by calling the number on your proxy card(s). To vote in this manner you will need the "control" number that appears on your proxy card(s).

       VIA THE INTERNET: You may vote through the Internet by visiting the website listed on your proxy card(s). To vote in this manner you will need the "control" number that appears on your proxy card(s).


Q:  WHO DO I CALL FOR MORE INFORMATION?


A: If you have any questions about the proposal or the proxy card(s), please call Neuberger Berman Management Inc. at 1-800-877-9700 Monday through Friday, 8:00 a.m. to 6:00 p.m. Our Retail Service Representatives will be glad to assist you.